Exhibit 5.1

[KMK Letterhead]

June 7, 2013

Infinity Property and Casualty Corporation

Infinity Capital Trust I

3700 Colonnade Parkway, Suite 600

Birmingham, Alabama 35243

Ladies and Gentlemen:

We have acted as counsel to Infinity Property and Casualty Corporation, an Ohio corporation (“Infinity”), and Infinity Capital Trust I, a trust formed under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (the “Infinity Capital Trust”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), including a preliminary prospectus (the “Base Prospectus”) relating to the public offering of up to $300,000,000 of (i) debt securities (collectively, the “Debt Securities”) of Infinity, which may be senior debt securities (the “Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Senior Indenture”) between Infinity and U.S. Bank National Association, as trustee (in this capacity, the “Senior Trustee”), subordinated debt securities (“Subordinated Debt Securities”) to be issued pursuant to a Subordinated Indenture (the “Subordinated Indenture”) between Infinity and U.S. Bank National Association, as trustee (in this capacity, the “Subordinated Trustee”), or junior subordinated debt securities (“Junior Subordinated Debt Securities”) to be issued pursuant to a junior subordinated indenture (the “Junior Subordinated Indenture”) between Infinity and U.S. Bank National Association, as trustee (in this capacity, the “Junior Subordinated Trustee”), (ii) shares (the “Shares”) of common stock of Infinity (the “Common Stock”), (iii) shares of preferred stock of Infinity (the “Preferred Stock”), (iv) warrants to purchase Common Stock, Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities or other securities of Infinity (the “Warrants”), (v) depositary shares representing a fraction or a multiple of a share of a particular series of Preferred Stock (the “Depositary Shares”), (vi) preferred securities representing preferred undivided beneficial interests in the assets of the Infinity Capital Trust (the “Trust Preferred Securities”), and/or (vii) units consisting of more than one of the foregoing securities listed in (i) through (vii) (the “Units”). The proceeds of an offering of Trust Preferred Securities by the Infinity Capital Trust (together with the proceeds from the issuance of common interests in the Infinity Capital Trust) will be used by the Infinity Capital Trust to purchase Junior Subordinated Debt Securities of Infinity, to be issued pursuant to a supplemental indenture to the Junior Subordinated Indenture. In addition, certain payment obligations of the Infinity Capital Trust with respect to the Trust Preferred Securities of the Infinity Capital Trust will be guaranteed (on a subordinated basis) by Infinity pursuant to a Trust Preferred Securities Guarantee (the “Guarantee”) to be executed by Infinity for the benefit of holders of Trust Preferred Securities of the Infinity Capital Trust.

We have, as counsel, examined such corporate records, certificates of public officials and officers and other representatives of Infinity and the Infinity Capital Trust and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to such opinions, we have relied upon representations of Infinity and the Infinity Capital Trust. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Infinity and the Infinity Capital Trust and such agreements, certificates of public officials, certificates of officers or other representatives of Infinity, the Infinity Capital Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. In making our examination of executed documents, we have assumed that the parties thereto, other than Infinity and the Infinity Capital Trust, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of Infinity and the Infinity Capital Trust and others.

Based solely on the examination detailed above, we are of the opinion that:

1. When (i) all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of Infinity, a duly constituted and acting committee of such Board or duly authorized officers of Infinity has been taken, (ii) the issuance, execution and delivery of the Debt Securities have been duly authorized by all necessary corporate action of Infinity and (iii) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such underwriting or similar agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When (i) the terms of the issuance and sale of the Shares shall have been duly authorized by all necessary corporate action of Infinity and (ii) the Shares shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Shares, against payment of the consideration fixed therefor by the Board of Directors of Infinity or a duly authorized committee thereof, and if issued pursuant to Warrants or Units, as contemplated by the terms thereof and of the agreements relating thereto, assuming that Infinity has reserved for issuance the requisite number of shares of Common Stock, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

3. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with Infinity’s Amended and Restated Articles of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Infinity and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Infinity, and authorized by all necessary corporate action of Infinity, (ii) articles of amendment to the Amended and Restated Articles of Incorporation fixing and determining the terms of the Preferred Stock have been filed with and accepted by the Secretary of State of the State of Ohio and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

4. When (i) the terms of the issuance and sale of the Warrants shall have been duly authorized by all necessary corporate action of Infinity, (ii) the Warrants shall have been authenticated by the applicable warrant agent pursuant to the terms of a Warrant Agreement and (iii) the Warrants shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Warrants, the Warrants will be duly authorized and validly issued and will constitute valid and binding obligations of Infinity enforceable against Infinity in accordance with their terms.

5. When (i) the terms of the issuance and sale of the Depositary Shares shall have been duly authorized by all necessary corporate action of Infinity, (ii) the number of Depositary Shares issued by Infinity at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by Infinity’s Amended and Restated Articles of Incorporation Infinity and (iii) (iii) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable.

6. When (i) the execution and delivery of the Guarantee shall have been duly authorized by all necessary corporate action of Infinity, (ii) the Guarantee shall have been duly executed and delivered by Infinity, (iii) the Trust Preferred Securities to which the Guarantee relates have been duly issued and sold and the purchase price therefor has been received by the Infinity Capital Trust and (iv) the Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended, the Guarantee will constitute a valid and legally binding obligation of Infinity, enforceable against Infinity in accordance with its terms.

7. Assuming that the Trust Preferred Securities of the Infinity Capital Trust that are components of any Units constitute validly issued, fully paid and nonassessable beneficial interests in the assets of the Infinity Capital Trust and when (i) the terms of the issuance and sale of the Units shall have been duly authorized by all necessary corporate action of Infinity, (ii) the Common Stock and Preferred Stock that are components of any Units are validly issued, fully paid and nonassessable, (iii) the Debt Securities and Warrants that are components of any Units constitute valid and binding obligations of Infinity enforceable against Infinity in accordance with their terms, and (iv) the depositary receipts evidencing the Depositary Shares are validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement, such Units will constitute valid and binding obligations of Infinity enforceable against Infinity in accordance with their terms.

Our opinions set forth in paragraphs 1, 4, 6 and 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Our opinions expressed above are limited to the laws of the State of Ohio and the federal laws of the United States of America.

We hereby consent to be named in the Registration Statement and Base Prospectus as the attorneys who have passed upon legal matters in connection with the sale of the aforesaid securities and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

KEATING MUETHING & KLEKAMP PLL

/s/ F. Mark Reuter